Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS:	Kris M. Maly or Kimberli O’Meara	Kevin McGrath
	Investor Relations	Cameron & Associates (Investors)
	Aastrom Biosciences, Inc.	Phone: (212) 245-4577
Phone: (734) 930-5777
Stephen Zoegall
Berry & Company (Media)
Phone: (212) 253-8881
AASTROM BIOSCIENCES ANNOUNCES PROPOSED PUBLIC OFFERING OF UNITS
Ann Arbor, Michigan, January 14, 2010 — Aastrom Biosciences, Inc. (Nasdaq: ASTM), a leading developer of autologous cell products for the treatment of chronic cardiovascular diseases, today announced that it intends to offer to sell, subject to market and other conditions, units consisting of shares of its common stock, Class A warrants and Class B warrants, in an underwritten public offering.
Oppenheimer & Co. Inc. is acting as the sole underwriter for the offering.
The Company will grant the underwriter an over-allotment option to purchase additional shares of common stock and/or warrants in an amount up to 15% of the number of shares of common stock and warrants underlying the units sold pursuant to the offering. These additional shares of common stock and/or warrants would be exercisable at any time up to 30 days from the pricing of the offering.
Aastrom intends to use the net proceeds of the offering for general corporate purposes, including conducting operations and continuing to conduct its clinical development programs.
The securities described above are being offered to the public by Aastrom pursuant to a registration statement on Form S-3 previously filed on February 19, 2009 and declared effective by the Securities and Exchange Commission (SEC). This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in the offering. The offering may be made only by means of the preliminary prospectus supplement and the accompanying base prospectus relating to the proposed offering, copies of which may be obtained, when available, from Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 300 Madison Avenue, 4th Floor, New York, NY, 10017, by telephone at 212-667-8563, or via email at EquityProspectus@opco.com.
About Aastrom Biosciences, Inc.
Aastrom is a leader in regenerative medicine developing autologous cell products for the treatment of severe, chronic cardiovascular diseases. The Company’s proprietary Tissue Repair Cell (TRC) technology expands the numbers of stem and early progenitor cells from a small amount of bone marrow collected from the patient. Bone marrow provides a rich source of diverse cell populations, is easily accessible and allows Aastrom to produce a personalized treatment for site-specific delivery to the patient’s diseased tissues. Aastrom has treated more than 375 patients in various clinical trials over 10 years without any product safety issues. The Company is currently conducting a Phase II cardiac regeneration clinical trial (the IMPACT-DCM trial) in patients with dilated cardiomyopathy (DCM — severe chronic heart failure) and a Phase IIb vascular regeneration clinical trial (the RESTORE-CLI trial) in patients with critical limb ischemia (CLI — the most severe form of peripheral arterial disease). Aastrom has also
-more-

Aastrom Biosciences • Domino’s Farms, Lobby K • 24 Frank Lloyd Wright Dr. • Ann Arbor, MI 48105 USA
Tel: 734-930-5555 • Fax: 734-665-0485 • mail@aastrom.com • www.aastrom.com

Aastrom- Oppenheimer — Launch
January 14, 2010

recently announced that the Company will initiate its U.S. Phase II clinical trial to evaluate the catheter delivery of CRCs for the treatment of DCM.
For more information, visit Aastrom’s website at www.aastrom.com.
Certain statements contained in this release, including those relating to closing of the offering, as well as statements containing words like “intends,” and other similar expressions, are forward-looking statements that involve a number of risks and uncertainties. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to successfully complete the offering on terms and conditions satisfactory to us, the possible adverse impact on the market price of our shares of common stock due to the dilutive effect of the securities to be sold in the offering, as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings.
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